Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric Benhamou, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Palm, Inc. on Form 10-K for the fiscal year ended May 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Palm, Inc.

A signed original of this written statement required by Section 906 has been provided to Palm, Inc. and will be retained by Palm, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ ERIC A. BENHAMOU
Name:	Eric A. Benhamou
Title:	Chairman and Chief Executive Officer

I, Judy Bruner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Palm, Inc. on Form 10-K for the fiscal year ended May 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Palm, Inc.

A signed original of this written statement required by Section 906 has been provided to Palm, Inc. and will be retained by Palm, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ JUDY BRUNER
Name:	Judy Bruner
Title:	Senior Vice President and Chief Financial Officer